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                                                                   Exhibit 4.1

                               CIRRUS LOGIC, INC.

                         REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (the "Agreement") is made effective as of July ____, 1999 (the "Effective Date"), by and among Cirrus Logic, Inc., a Delaware corporation (the "Company"), and the individuals and entities who are shareholders of AudioLogic, Inc. ("AudioLogic") set forth on Schedule A hereto (the "Shareholders").

                                    RECITALS
                                    --------

     A. The Company and AudioLogic are parties to the Agreement and Plan of Reorganization dated as of June 29, 1999 (together with the exhibits and schedules thereto, the "Merger Agreement"). The Company will acquire AudioLogic through a statutory merger of AL Acquisition Corporation, a wholly-owned subsidiary of the Company, into AudioLogic.

     B. As partial consideration for such acquisition, the Shareholders will receive shares of Common Stock, $.001 par value, of the Company after the Closing Date (the "Closing Stock") and, subject to certain conditions, shares of Common Stock, $0.001 par value, following the first anniversary of the Closing Date (the "Contingent Stock") (collectively, the "Shares").

     All capitalized terms not defined herein shall have the meanings set forth in the Merger Agreement, unless otherwise referred to another agreement.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, all parties hereto agree as follows:

1.  Certain Definitions. As used in this Agreement, the following terms shall
    -------------------
have the following respective meanings:

          "Black-Out Period" means any period during which executive officers
           ----------------
and directors of the Company are generally prohibited from engaging in trades in the Company's securities pursuant to the Company's Insider Trading Policy, including, without limitation, black-out periods for management related to quarterly reports of financial results of the Company.

          "Commission" means the Securities and Exchange Commission or any other
           ----------
Federal agency at the time administering the Securities Act.

          "Effective Time" shall mean the date on which the Merger becomes
           --------------
effective under the laws of Colorado.

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          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
or any similar Federal rule or statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Family Transfer" means a transfer to a spouse, lineal descendent, or
           ---------------
a trust for the benefit of transferor, spouse or lineal descendent, provided that in the case of each such transfer, the transfer is made in compliance with applicable federal and state securities law and the transferee agrees to be bound by the terms of this Agreement.

          "Holder" means the Shareholders, for so long as the Shareholders hold
           ------
any Registrable Securities, or any person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section 11 hereof.

          "Insider Trading Policy" means the policy adopted by the Company's
           ----------------------
Board of Directors, as such may be amended from time to time, relating to transactions in the Company's securities by the Company's executive officers and directors.

          "Permitted Window" means the period during which a Holder entitled to
           ----------------
sell Registrable Securities pursuant to a registration statement under Section 4(a) of this Agreement shall be permitted to sell Registrable Securities pursuant to such a registration. Except as otherwise set forth in this Agreement, a Permitted Window shall (i) commence upon the tenth business day following receipt by the Company of a written notice from a Holder to the Company that such Holder intends to sell Shares pursuant to such registration statement, or such earlier date as the Company may agree to (or, if such date falls within a Black-Out Period and the Holder is subject to such Black-Out Period, then upon the termination of such Black-Out Period), and shall (ii) terminate upon the commencement of the next occurring Black-Out Period, if the Holder is subject to such Black-Out Period. A Holder shall not be subject to a Black-Out Period unless such Holder is an executive officer or director of the Company. Except as stated herein, without the Company's written consent, a Permitted Window shall not commence prior to the first anniversary of the Effective Date.

          "Registrable Securities" means the Shares and any Common Stock of the
           ----------------------
Company issued or issuable in respect thereof upon any conversion, stock split, stock dividend, recapitalization, merger or other reorganization; provided,
                                                                  --------
however, that securities shall only be treated as Registrable Securities if and
-------
so long as they have not been registered or sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction.

          "Register," "registered" and "registration" refer to a registration
           --------    ----------       ------------
effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

          "Registration Expenses" means all expenses, except as otherwise stated
           ---------------------
below, incurred by the Company in complying with Section 4 and Section 5 hereof, including without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

          "Restricted Securities" means the securities of the Company required
           ---------------------
to bear a legend as described in Section 2 hereof.

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          "Securities Act" means the Securities Act of 1933, as amended, or any
           --------------
similar Federal rule or statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Selling Expenses" means all underwriting discounts, selling
           ----------------
commissions and stock transfer taxes applicable to the securities registered by the Holders and all fees and disbursements of counsel for any Holder.

    2.  Restrictive Legend.  Each certificate representing the Shares or any
        ------------------
other securities issued in respect of such securities upon any stock split, stock dividend, recapitalization, merger or other reorganization shall be stamped or otherwise imprinted with legends restricting the transferability thereof, in substantially the form set forth below:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. SUCH SHARES GENERALLY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

          In addition, each certificate representing the Shares held by Holders who are parties to that certain Stock Transfer Restriction Agreement shall be stamped or otherwise imprinted with the following legend:

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO AN AGREEMENT BETWEEN THE HOLDER AND THE COMPANY.

     Each Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of its capital stock in order to implement the restrictions on transfer established in this Agreement and the Merger Agreement.

    3.  Notice of Proposed Transfers.  The holder of each certificate
        ----------------------------
representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 3. Without in any way limiting the immediately preceding sentence or the provisions of Section 2, no sale, assignment, transfer or pledge (other than (i) a sale made pursuant to a registration statement filed under the Securities Act and declared effective by the Commission or (ii) a sale made in accordance with the applicable provisions of Rule 144 and Rule 145) of Restricted Securities shall be made by any holder thereof to any person unless such person shall first agree in writing to be bound by the restrictions of this Agreement, including without limitation this Section 3. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such Holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and, if requested by the Company, the holder shall also provide, at such Holder's expense, a written opinion of legal counsel (who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company) addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without

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registration under the Securities Act and under applicable state securities laws and regulations. Upon delivery to the Company of such notice and, if required, such opinion, the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of such notice. The Company agrees that it shall not request such an opinion of counsel with respect to (i) a transfer not involving a change in beneficial ownership, (ii) a transaction involving the distribution without consideration of Restricted Securities by the holder to its constituent equity holders in proportion to their equity holdings in the holder or (iii) a transaction involving the transfer without consideration of Restricted Securities by an individual holder during such Holder's lifetime by way of gift or on death by will or intestacy. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 2 above, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such holder and counsel for the Company, such legend is not required in order to establish or ensure compliance with any provision of the Securities Act.

    4.  Registration on Form S-3.
        ------------------------

        (a)  Registration.  The Company shall use commercially reasonable to
             ------------
efforts cause a registration statement on Form S-3 covering all Registrable Securities to be filed and declared effective no later than 30 days following the Closing Date, and the initial Permitted Window (the "Initial Permitted Window") for trading the Shares shall commence as of the effective date of such registration (or, if such date falls within a Blackout Period and the Holder is subject to such Black-Out Period, then upon the termination of such Blackout Period) and continue until the commencement of the next occurring Black-Out Period. The Company shall use commercially reasonable efforts to keep such registration statement effective, in the case of the Closing Stock, until the first anniversary of the Closing Date, and in the case of the Contingent Stock, if any, until the second anniversary of the Closing Date, or such earlier date upon which no Holder holds any Registrable Securities. After the Initial Permitted Window, upon receipt of a notice from any Holder that such Holder intends to sell Registrable Securities during a Permitted Window, the Company shall, prior to the commencement of the Permitted Window, inform the other Holders of the commencement of the Permitted Window. The Company shall notify each of the Holders of the termination of a Permitted Window no later than the time the Company notifies its executive officers and directors of the corresponding Black-Out Period; provided, however, that the Company
                                       --------  -------
need not notify the Holders who are subject to Black-Out Periods of regularly scheduled Black-Out Periods relating to the closing of the Company's fiscal quarters, which Black-Out Periods begin thirty days prior to the end of each fiscal quarter and continue until 48 hours after the announcement of results of operations for such period.

    (b)  Limitations on Registration and Sale of Registrable Securities.
         --------------------------------------------------------------

Notwithstanding anything in this Agreement to the contrary, the Company's obligations and the Holders' rights under this Section 4 are subject to the limitations and qualifications set forth below, which may be waived in writing by the Company.

        (i) The Holders will sell Registrable Securities pursuant to a registration effected hereunder only during a Permitted Window; provided that no Permitted Window restrictions shall apply to Registrable Securities saleable under Rule 144 or any other applicable public resale registration exemption.

        (ii) If the Company furnishes to the Holders a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for a Form S-3 registration to be effected, or a Permitted Window to be in effect, due to (A) the existence of a material development or potential material development involving the Company which the Company would be obligated to disclose in the prospectus contained in the Form S-3 registration statement, which disclosure would in the good faith judgment of the Board of Directors be

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premature or otherwise inadvisable, (B) the existence of other facts or circumstances as a result of which the prospectus contained or to be contained in the Form S-3 registration statement includes or would include an untrue statement of a material fact or omits or would omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or then existing or (C) the Company's bona fide intention to effect the filing of a registration statement with the Commission within sixty (60) days of the receipt of a notice from a Holder that it intends to sell Registrable Securities during a Permitted Window, the Company may defer the filing of the Form S-3 registration statement or delay the commencement of a Permitted Window or may effect an early termination of a Permitted Window that has commenced, as the case may be.

    (iii) The obligations of the Company hereunder are conditioned upon its being eligible to register its securities on Form S-3 at the time any such registration is otherwise required hereunder; provided, however, that if the
                                              --------  -------
Company ceases to be eligible to register its securities on Form S-3 at any time during which any Holder would otherwise be entitled to sell Registrable Securities pursuant to a registration in accordance with the terms of this Agreement, the Company shall use its commercially reasonable efforts to become eligible to register its securities on Form S-3 as soon as practicable.

        (iv) At any time that the Company is obligated under this Agreement to permit the Holders to sell Registrable Securities pursuant to a registration statement on Form S-3, the Company may, instead of maintaining an effective registration statement on Form S-3 for the benefit of the Holders, include such Registrable Securities in a registration effected for the benefit of the Company and/or other selling stockholders. In the event that such registration is in connection with an underwritten offering, the Holders participating in such registration shall enter into an underwriting agreement in customary form with the managing underwriter selected by the Company, notwithstanding the provisions of Section 4(c).

        (v) Notwithstanding anything to the contrary in this Agreement, the Company shall have no obligation to effect a registration hereunder, and no Permitted Window will exist, with respect to any Registrable Securities during the time that such Registrable Securities are subject to the escrow provisions of the Merger Agreement (including any agreement which is an exhibit thereto), and no Holder shall sell any such Registrable Securities pursuant to a registration hereunder, or pursuant to Rule 144 or Rule 145, during any such period.

    (c)  Underwriting.  At the election of the Holders representing a
         ------------
majority of the Registrable Securities that are proposed to be sold during a Permitted Window (the "Deciding Holders"), all sales of Registrable Securities under this Section 4 during such Permitted Window shall be made through an underwriting managed by an underwriter selected by the Deciding Holders and acceptable to the Company (the "Managing Underwriter"). The Company shall, together with all Holders proposing to distribute their Registrable Securities though such underwriting, enter into an underwriting agreement in customary form with the Managing Underwriter. If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company. Any Holder so withdrawing shall not sell any Registrable Securities pursuant to a registration effected under this Agreement until after the completion of such underwritten distribution.

    (d)  Registration Procedures.  In connection with any registration required
         -----------------------
under this Agreement, the Company shall take the actions set forth below.

         (i) Prior to filing any registration statement, prospectus, amendment or supplement with the Commission in connection with any registration hereunder, the Company shall furnish to one counsel selected by the Holders of a majority of the Registrable Securities copies of such documents.

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         (ii) The Company shall notify each Holder of any stop order issued or threatened by the Commission and will take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

         (iii) The Company shall comply with the provisions of the Securities Act with respect to the disposition of all securities covered by a registration statement filed pursuant to this Agreement with respect to the disposition of all Registrable Securities covered by such registration statement in accordance with the intended methods of disposition by the Holders as set forth in such registration statement.

         (iv) The Company shall furnish to each Holder and each underwriter, if any, of Registrable Securities covered by a registration statement filed pursuant to this Agreement such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents as a selling Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder.

          (v) The Company shall use its best efforts to register or qualify the Registrable Securities under the securities or "blue sky" laws of each State of the United States of America as any of the Holders or underwriters, if any, of the Registrable Securities covered by a registration statement filed hereunder reasonably requests, and shall do any and all other acts and things which may be reasonably necessary or advisable to enable each selling Holder and each underwriter, if any, to consummate the disposition in such States of the Registrable Securities owned by such selling Holders; provided
                                                                    --------
that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection (v), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

          (vi) The Company shall immediately notify each Holder entitled to sell Registrable Securities during a Permitted Window of the happening of any event which comes to the Company's attention if, as a result of such event, the prospectus included in the registration statement filed under this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company shall promptly prepare and furnish to each Holder and file with the Commission a supplement or amendment to such prospectus so that such prospectus will no longer contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (vii) The Company shall take all such other reasonable and customary actions as each Holder or the underwriters, if any, may reasonably request in order to expedite or facilitate the disposition of the Registrable Securities in accordance with the terms of this Agreement.

         (viii) The Company shall make available for inspection by the Holders, any underwriter participating in any disposition pursuant to a registration statement filed under this Agreement, and any attorney, accountant or other agent retained by such Holders or underwriters, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, as such person may reasonably request for the purpose of confirming that such registration statement does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that the Company obtains reasonably satisfactory assurances that such information will be used solely for such purpose and will be held in confidence (except to the extent that it is included in the registration statement). The Company shall cause

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the officers, directors and employees of the Company and each of its subsidiaries to supply such information and respond to such inquiries as any Holder or underwriter may reasonably request or make for the purpose of confirming that such registration statement does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that the Company obtains reasonably satisfactory assurances that such information will be used solely for such purpose and will be held in confidence (except to the extent that it is included in the registration statement).

         (ix) The Company shall use its commercially reasonable efforts to obtain a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the Holders or the underwriters reasonably request.

         (x) The Company shall otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period (which may begin with the first fiscal quarter ending after the effective date of the registration statement) of at least twelve months after the effective date of the registration statement (as the term "effective date" is defined in Rule 158(c) under the Securities Act), which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

    5.  Company Registration.
        --------------------

        (a)  Notice of Registration.  If at any time or from time to time,
             ----------------------
the Company shall determine to register any of its securities for its own account (including, without limitation, all registrations in which other selling shareholders are permitted to participate), other than (i) in connection with the Company's registration on Form S-4, (ii) a registration relating solely to employee benefit plans, or (iii) a registration relating solely to a Commission Rule 145 transaction, (the "Company Registration"), the Company will:

            (A) promptly give to each Holder written notice thereof; and

            (B) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from the Company, by any Holder.

        (b)  Underwriting.  If the registration of which the Company gives
             ------------
notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders. In such event the right of any Holder to registration pursuant to Section 6(a) shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. If any Holder, or other holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 90 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require. The provisions of Section 4(d)(i)-(v) hereof shall also apply to registrations pursuant to this Section 5.

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        (c)  Right to Terminate Registration.  The Company shall have the
             -------------------------------
right to terminate or withdraw any registration initiated by it under this
Section 5 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

    6.  Other Registration Rights.  The Holders acknowledge that certain other
        -------------------------
stockholders of the Company may now or hereafter have registration rights, and that such other stockholders may be entitled to sell their securities at the same time, or pursuant to the same registration and underwriting, as the Holders hereunder.

    7.  Expenses of Registration.  All Registration Expenses incurred in
        ------------------------
connection with the Company's obligations hereunder shall be borne by the Company. All Selling Expenses relating to securities proposed to be registered hereunder and all other registration expenses shall be borne by the Holders of such securities pro rata on the basis of the number of shares proposed to be sold by each of them during the applicable Permitted Window; provided however
                                                             -------- -------
that if the Company pays the Selling Expenses or Registration Expenses of other shareholders of the Company in any registration in which the Holders participate, then the Company shall pay the Selling Expenses and Registration Expenses of Holders to the same extent and in pro rata proportion to the Selling Expenses and Registration Expenses paid by the Company with respect to the other shareholders.

   8.  Indemnification.
       ---------------

       (a) The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, state securities law or any rule or regulation promulgated under the such laws applicable to the Company in connection with any such registration, and the Company will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, for any legal and any other expenses reasonably incurred, as such expenses are incurred; in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such
                     -------- ----
case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder or controlling person, and stated to be specifically for use therein; and provided further, that the foregoing indemnity Agreement is
             -------- -------
subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus, such indemnity agreement shall not inure to the benefit of any person, if a copy of the final prospectus or an amended or supplemented prospectus, as applicable, was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act, and if the final prospectus or the amended or supplemented prospectus, as applicable, would have cured the defect giving rise to the loss, liability, claim or damage. In no event, however, shall the Company have any indemnification obligation to the extent that the expenses, claims, losses, damages or liabilities as to which indemnification is sought are in connection with an offer or sale made by a person other than the Company in violation of the terms of this Agreement (a "Violation").

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

        (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which a registration hereunder is effected, indemnify the Company, each of its directors and officers, each person who controls the Company within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) a Violation by such Holder or (ii) any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers or control persons for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating or defending any such claim, loss, damage, liability or action, but, in the case of clause (ii) above, only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with information furnished to the Company by such Holder. Notwithstanding the foregoing, the liability of each Holder under this subsection 8(b) shall be limited in an amount equal to the initial public offering price of the shares sold by such Holder, unless such liability arises out of or is based on a Violation or willful misconduct by such Holder.

        (c) Each party entitled to indemnification under this Section 8 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or there are separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (whose consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

    9.  Information by Holder.  The Holder or Holders of Registrable Securities
        ---------------------
included in any registration hereunder shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration referred to in this Agreement.

    10.  Rule 144 Reporting.  With a view to making available the benefits of
         ------------------
certain rules and regulations of the Commission which may permit the sale of the Restricted Securities to the public without registration the Company agrees to use all reasonable efforts, at any time after the second anniversary of the Effective Date, to:

         (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

         (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

         (c) So long as a Holder owns any Restricted Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

    11.  Transfer of Registration Rights. The rights to cause the Company to
         -------------------------------
register securities granted to Holders under Section 4 (but not Section 5) may be assigned to a transferee or assignee reasonably acceptable to the Company in connection with any transfer or assignment of Registrable Securities by the Holder, provided that (i) such transfer is otherwise effected in accordance with applicable securities laws and the terms of this Agreement, (ii) such assignee or transferee acquires at least 100,000 shares of Registrable Securities (as adjusted for stock splits, stock dividends, stock combinations and the like),
(iii) written notice is promptly given to the Company and (iv) such transferee agrees to be bound by the provisions of this Agreement. Notwithstanding the foregoing, the rights to cause the Company to register securities may be assigned without compliance with item (ii) above to (x) any constituent equity holder of a Holder which is a partnership, limited liability company, or a corporation or (y) a family member or trust for the benefit of a Holder who is an individual, or a trust for the benefit of a family member of such a Holder.

    12.  Amendment.  Except as otherwise provided above, any provision of this
         ---------
Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and each of the Holders.

    13.  Governing Law.  This Agreement shall be governed in all respects by the
         -------------
laws of the State of Delaware, without regard to conflict of laws provisions.

    14.  Entire Agreement.  This Agreement constitutes the full and entire
         ----------------
understanding and Agreement among the parties regarding the matters set forth herein. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto.

    15.  Notices, etc.  All notices and other communications required or
         ------------
permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by facsimile transmission, by hand or by messenger, addressed:

         (a) if to a Holder, at such Holder's address as set forth below such Holder's signature on this Agreement, or at such other address as such Holder shall have furnished to the Company.

         (b)   if to the Company, to:

               Cirrus Logic, Inc.
               4210 S. Industrial Dr.
               Austin, TX  78744
               Fax:  (512) 445-7581
               Attn:  Craig Ensley

               Cirrus Logic, Inc.
               3100 West Warren Ave.
               Fremont, CA 94538
               Fax:  510-624-7220
               Attn:  Steve Howarth

               with a copy to:

               Wilson Sonsini Goodrich & Rosati, P.C.
               650 Page Mill Road
               Palo Alto, CA 94304-1050
               Attn:  Michael J. Danaher, Esq.
               Fax:  (415) 493-6811

          Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally or by facsimile transmission, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

    16.  Counterparts.  This Agreement may be executed in any number of
         ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                    "THE COMPANY"

                                    Cirrus Logic, Inc.,
                                    a Delaware corporation

                                    By:
                                       --------------------------------------
                                    Title:
                                          -----------------------------------


                                    "THE SHAREHOLDERS"



                                    ------------------------------------------
                                    Signature
                                    Print Name: Carl Carman, on behalf of each of following stockholders of AudioLogic, Inc.,

                                    John L. Melanson

                                    Leonard Koch

                                    Junsheng Wang

                                    Jeff Dinapoli

                                    Jason Carlson

                                    Tim B. Trueblood

                                    Richard Kim

                                    The Hill Partnership III

                                    Gilde Investment Fund B. V.

                                    James Forest

                                    Robert Anderson

                                    Morgan Holland Fund II

                                    Eric Lindemann

                                    Thomas Worrall

                                    Caleb Roberts

                                    Kathleen Adams

                                    Joel C. McKee Cooper

                                    David Klein